Exhibit 99.1

CONTACTS:

Media:

Marci Maule

Director of Public Relations

mmaule@coinstar.com

425-943-8277

Investors:

Rosemary Moothart

Director of Investor Relations

rosemary.moothart@coinstar.com

425-943-8140

COINSTAR ANNOUNCES CHIEF FINANCIAL OFFICER TRANSITION

CFO John Harvey to Remain with Company During Transition

BELLEVUE, Wash. – Sept. 8, 2009 – Coinstar, Inc. (NASDAQ: CSTR), today announced that Chief Financial Officer John Harvey has decided to leave the Company because of the extensive time his position required for him to spend away from his family. Harvey, appointed CFO in June 2009, has been commuting between Bellevue, Wash. and Chicago on a weekly basis. The Company will begin a search immediately to replace Harvey, who has committed to assist the Company with transition matters, including continuing as CFO through the reporting of third quarter financial results in November.

“Coinstar is a unique company with tremendous untapped potential and I joined the company as chief financial officer because I believed in their vision and management team,” said John Harvey. “This hasn’t changed and what attracted me to Coinstar has also made it a very difficult decision to leave. However, I’ve chosen to seek opportunities in the Chicago area that will allow me to spend more time with my family.”

“The Coinstar Board of Directors and I regret that John has decided to leave the company as he is a very talented individual and has been an asset to the leadership team,” said Paul Davis, chief executive officer of Coinstar, Inc. “At the same time, we understand his decision and appreciate his consideration in remaining with the company through a transition period and assisting with the search for his replacement. We wish John all the best in his future endeavors.”

About Coinstar, Inc.

Coinstar, Inc. (NASDAQ: CSTR) is a leading provider of automated retail solutions offering convenient products and services that make life easier for consumers and drive incremental traffic and revenue for its retailers. The company’s core automated retail businesses are self-service coin counting and self-service DVD rental. Other Coinstar products and services found at the retail front-end include e-payment products such as gift cards, prepaid debit cards and other prepaid products; money transfer services; and entertainment products and services, including skill crane machines and bulk vending. The Company’s products and services can be found at more than 95,000 points of presence including supermarkets, drug stores, mass merchants, financial institutions, convenience stores, restaurants and money transfer agents. For more information, visit www.coinstar.com.

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Safe Harbor for Forward-Looking Statements

Certain statements in the foregoing press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words indicating future events, performance, results and actions, such as “estimate” and “expect,” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this press release include statements regarding management transition matters, including the length of Mr. Harvey’s continuing employment with the Company. Forward-looking statements are not guarantees of future actions, events or performance, which may vary materially from those expressed or implied in such statements. Differences may result from, among other things, actions taken by the Company or Mr. Harvey, including those beyond the Company’s or Mr. Harvey’s control. Such risks and uncertainties include, but are not limited to, the failure of Mr. Harvey to remain with the Company for the expected period. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, results or actions, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), as well as other filings with the SEC. These forward-looking statements reflect the Company’s expectations as of the date hereof. The Company undertakes no obligation to update the information provided herein.